UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):April 9, 2019

VerifyMe, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 9, 2019, VerifyMe, Inc. (the “Company”) entered into a Second Amendment to Consulting Agreement with an entity (the “Consultant”) controlled by Keith Goldstein, the Company’s Chief Operating Officer. The Consulting Agreement was entered into on September 1, 2017 and remains in effect except as modified by the First and Second Amendments. The key provisions in the Second Amendment are:

•	The Consultant will receive a monthly consulting fee of $14,500 for services to be provided;
•	The Consultant received a grant of 1 million Non-Qualified Stock Options under the 2017 Equity Incentive Plan exercisable at $0.195 per share. The Options shall vest annually in equal increments over a two-year period with the first vesting date being March 1, 2020, subject to the Consultant performing services for the Company as of each applicable vesting date and executing the Company’s standard Stock Option Agreement; and
•	The Second Amendment is for a two-year term beginning March 1, 2019 and expiring on March 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: April 15, 2019	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer